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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934





       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 3, 2003



                          EXTENDED SYSTEMS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    000-23597
                            [COMMISSION FILE NUMBER]

            DELAWARE                                           82-0399670
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)





                            5777 NORTH MEEKER AVENUE
                               BOISE, IDAHO 83713
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (208) 322-7575
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

            On September 3, 2003, Extended Systems Incorporated, a Delaware corporation, entered into a definitive agreement with Hopkins Financial Services for the sale-and-leaseback of its headquarters building and land located at 5777 North Meeker Avenue, Boise, Idaho. The sale price of the building and land is $4.8 million. Upon closing, the company will receive approximately $4.6 million in net cash proceeds after deducting fees related to the transaction and will enter into a 10-year master lease for the building with annual lease payments equal to 9.2% of the sale price. The company will have a 10-year option to repurchase the building at a price of $5.1 million. This transaction will be reflected as long-term debt on the company's balance sheet. The consideration for this transaction was determined through negotiation by the parties.

            On September 2, 2003, the company also entered into a definitive agreement with Brighton Investments, LLC for the sale of 16.2 acres of excess land adjacent to its headquarters building located at 5777 North Meeker Avenue, Boise, Idaho. The sale price of the land is $98,010 per acre, and upon closing, the company will receive approximately $1.5 million in net cash proceeds after deducting fees related to the transaction. The sale will result in a gain of approximately $1 million. The consideration for this transaction was determined through negotiation by the parties.

            The closings of both of these transactions are subject to the satisfaction of customary closing conditions. The company expects the sale-and-leaseback transaction to close prior to the end of September 2003 and the transaction involving the sale of excess land to close within 60 days of the signing of the definitive agreement.

            The company issued a press release announcing the transactions on September 3, 2003 and a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

            The information contained in this Current Report on Form 8-K and the press release attached as Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the sale-and-leaseback transaction, the expected closing of the sale of the excess land, the receipt by the company of net cash proceeds in connection with the closing of such transactions, and the expected gain to be reported upon the closing of the sale of the excess land. These statements are subject to certain risks and uncertainties, which include the risk that the sale-and-leaseback transaction or the sale of the excess land will not occur when expected or at all.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         Exhibit 99.1 Extended Systems Incorporated Press Release issued September 3, 2003.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 2003                    EXTENDED SYSTEMS INCORPORATED


                                           By: /s/ Karla K. Rosa
                                               ---------------------------------
                                               Karla K. Rosa
                                               Vice President of Finance
                                               and Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit
Number
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 99.1      Extended Systems Incorporated Press Release issued September 3, 2003.